Exhibit 99.1

Corporate Communications Department
NEWS Release

Textron Reports Fourth Quarter 2018 Results; Announces 2019 Financial Outlook

•                  EPS from continuing operations of $1.02; adjusted EPS of $1.15

•                  Segment profit of $397 million up 10.3% from prior year

•                  Operating margin of 10.6%, up from 9.0% a year ago

•                  $400 million returned to shareholders through share repurchases

•                  2019 full-year EPS outlook of $3.55 - $3.75

Providence, Rhode Island — January 24, 2019 — Textron Inc. (NYSE: TXT) today reported fourth quarter 2018 income from continuing operations of $1.02 per share. Adjusted income from continuing operations, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $1.15 per share for the fourth quarter of 2018. Adjusted income from continuing operations excludes $73 million of pre-tax special charges recorded in the fourth quarter ($0.23 per share, after-tax), and other favorable one-time adjustments ($0.10 per share, after-tax).

Full-year income from continuing operations was $4.83 per share. Full-year adjusted income from continuing operations, a non-GAAP measure, was $3.34 per share, up from $2.45 in 2017.

“We had strong execution in both the quarter and full year with significant margin improvements at Aviation, Bell, and Systems” said Textron Chairman and CEO Scott C. Donnelly. “We were also encouraged by the continued strength in new aircraft demand at Aviation.”

Cash Flow

Net cash provided by operating activities of continuing operations of the manufacturing group for the full year was $1,127 million, compared to $930 million last year. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $784 million compared to $872 million last year.

In the quarter, Textron returned $400 million to shareholders through share repurchases, compared to $131 million in the fourth quarter of 2017. For the full year, Textron returned $1.8 billion to shareholders through share repurchases, including $797 million of proceeds from the sale of our Tools & Test businesses, compared to $582 million in 2017.

Outlook

Textron is forecasting 2019 revenues of approximately $14 billion, about flat with last year. Textron expects full-year 2019 earnings per share from continuing operations will be in the range of $3.55 to $3.75.

The company is estimating net cash provided by operating activities of continuing operations of the manufacturing group will be between $1,020 million and $1,120 million and manufacturing cash flow before pension contributions (a non-GAAP measure) will be between $700 million and $800 million, with planned pension contributions of about $50 million.

Donnelly continued, “Our outlook reflects the continued improvement in our operations to drive earnings growth and margin expansion. As we look to the future, we are investing for long-term growth to generate increases in shareholder value.”

Fourth Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $1.6 billion were up 12%, due to higher volume and mix across the jet and commercial turboprop product lines, as well as favorable pricing.

Textron Aviation delivered 63 jets, up from 58 last year, and 67 commercial turboprops, up from 45 last year.

Segment profit was $170 million in the fourth quarter, up from $120 million a year ago, due to the higher volumes and favorable pricing.

Textron Aviation backlog at the end of the fourth quarter was $1.8 billion.

Bell

Bell revenues were $827 million, down from $983 million last year, primarily on lower military volume.

Bell delivered 46 commercial helicopters in the quarter, up from 45 last year.

Segment profit of $108 million was down $6 million, largely on the lower military volume, partially offset by favorable performance.

Bell backlog at the end of the fourth quarter was $5.8 billion.

Textron Systems

Revenues at Textron Systems were $345 million, down from $489 million last year, reflecting lower TAPV deliveries at Textron Marine & Land Systems and lower Unmanned Systems volume.

Segment profit was flat with last year’s fourth quarter at $37 million, with lower volume and mix, offset by favorable performance.

Textron Systems’ backlog at the end of the fourth quarter was $1.5 billion.

Industrial

Industrial revenues decreased $131 million largely related to the disposition of our Tools & Test product line.

Segment profit was down $10 million from the fourth quarter of 2017, largely due to the impact from the disposition. Favorable performance, reflecting a positive impact of $17 million related to a patent infringement matter, was offset by unfavorable inflation and mix.

Finance

Finance segment revenues were up $3 million, and profit was up $3 million from last year’s fourth quarter.

Conference Call Information

Textron will host its conference call today, January 24, 2019 at 8:00 a.m. (Eastern) to discuss its results and outlook.  The call will be available via webcast at www.textron.com or by direct dial at (800) 230-1951 in the U.S. or (612) 288-0340 outside of the U.S. (request the Textron Earnings Call).

In addition, the call will be recorded and available for playback beginning at 10:30 a.m. (Eastern) on Thursday, January 24, 2019 by dialing (320) 365-3844; Access Code: 431863.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.

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Forward-looking Information

Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; and the impact of changes in tax legislation.

Investor Contacts:

Eric Salander – 401-457-2288

Jeffrey Trivella – 401-457-2288

Media Contact:

David Sylvestre – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income (Loss)
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
REVENUES
MANUFACTURING:
Textron Aviation	$1,552	$1,391	$4,971	$4,686
Bell	827	983	3,180	3,317
Textron Systems	345	489	1,464	1,840
Industrial	1,008	1,139	4,291	4,286
	3,732	4,002	13,906	14,129

FINANCE	18	15	66	69
Total revenues	$3,750	$4,017	$13,972	$14,198

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$170	$120	$445	$303
Bell	108	114	425	415
Textron Systems	37	37	156	139
Industrial	73	83	218	290
	388	354	1,244	1,147

FINANCE	9	6	23	22
Segment Profit	397	360	1,267	1,169

Corporate expenses and other, net	(12)	(44)	(119)	(132)
Interest expense, net for Manufacturing group	(34)	(38)	(135)	(145)
Gain on business disposition (a)	—	—	444	—
Special charges (b)	(73)	(55)	(73)	(130)

Income from continuing operations before income taxes	278	223	1,384	762
Income tax expense (c)	(32)	(329)	(162)	(456)

Income (loss) from continuing operations	246	(106)	1,222	306
Discontinued operations, net of income taxes	—	—	—	1
Net income (loss)	$246	$(106)	$1,222	$307

Earnings per share:
Income (loss) from continuing operations (d)	$1.02	$(0.40)	$4.83	$1.14
Discontinued operations, net of income taxes	—	—	—	—
Net income (loss)	$1.02	$(0.40)	$4.83	$1.14

Average shares outstanding (d)	242,569,000	263,295,000	253,237,000	268,750,000

At the beginning of 2018, we adopted the new revenue recognition accounting standard using a modified retrospective transition method applied to contracts that were not substantially complete at the end of 2017.  We recorded a $90 million adjustment to increase retained earnings to reflect the cumulative impact of adopting this standard at the beginning of 2018, primarily related to long-term contracts with the U.S. Government.  Revenues associated with these contracts in 2018 are primarily recognized as costs are incurred, while revenues for 2017 were primarily recognized as units were delivered.  The comparative information has not been restated and is reported under the accounting standards in effect for those periods.

Income (Loss) from Continuing Operations and Diluted Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Twelve Months Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Income (loss) from continuing operations - GAAP	$246	$(106)	$1,222	$306
Gain on business disposition, net of income tax expense (benefit) of $(9) million and $25 million, respectively (a)	(9)	—	(419)	—
Special charges, net of income taxes of $17 million, $18 million, $17 million and $44 million, respectively (b)	56	37	56	86
Income tax expense (benefit) resulting from the Tax Cuts and Jobs Act (c)	(14)	266	(14)	266
Adjusted income from continuing operations - Non-GAAP (e)	$279	$197	$845	$658

Earnings per share:
Income (loss) from continuing operations - GAAP (d)	$1.02	$(0.40)	$4.83	$1.14
Gain on business disposition, net of taxes	(0.04)	—	(1.65)	—
Special charges, net of taxes	0.23	0.14	0.22	0.32
Income tax expense (benefit) resulting from the Tax Cuts and Jobs Act	(0.06)	1.00	(0.06)	0.99
Adjusted income from continuing operations - Non-GAAP (e)	$1.15	$0.74	$3.34	$2.45

(a)         On July 2, 2018, Textron completed the sale of the Tools & Test Equipment product line which resulted in an after-tax gain of $419 million.

(b)         On December 4, 2018, our Board of Directors approved a plan to restructure the Textron Specialized Vehicles businesses within our Industrial segment. We incurred special charges of $73 million in the fourth quarter of 2018 under this plan, which included asset impairment charges of $47 million, contract termination and other costs of $18 million and severance and related costs of $8 million. Special charges for the three and twelve months ended December 30, 2017 included $48 million and $90 million, respectively, related to a 2016 restructuring plan, and $7 million and $40 million, respectively, of restructuring, integration and transaction costs related to the Arctic Cat acquisition.

(c)          On December 22, 2017, the U.S. Government enacted tax reform legislation known as the Tax Cuts and Jobs Act (the “Tax Act”).  Income tax expense for the three and twelve months ended December 30, 2017 included a $266 million one-time charge to reflect our provisional estimate of the net impact of the Tax Act.  The charge is primarily related to remeasurement of U.S. federal net deferred tax assets due to the lower enacted tax rate and the Tax Act’s transition tax on previously unremitted earnings of non-U.S. subsidiaries. We completed our analysis of this legislation in the fourth quarter of 2018 and recorded a $14 million income tax benefit.

(d)         For the three months ended December 30, 2017, the diluted average shares used to calculated EPS on a GAAP basis excluded potential common shares (stock options), due to their antidilutive effect resulting from the net loss. For the three and twelve months ended December 29, 2018 and the twelve months ended December 30, 2017, fully dilutive shares were used to calculate EPS.

(e)          Adjusted income from continuing operations and adjusted diluted earnings per share are non-GAAP financial measures as defined in “Non-GAAP Financial Measures” attached to this release.  The non-GAAP per share information for the three months ended December 30, 2017 is calculated using diluted average shares outstanding of 266,099,000.

Textron Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	December 29, 2018	December 30, 2017
Assets (a)
Cash and equivalents	$987	$1,079
Accounts receivable, net	1,024	1,363
Inventories	3,818	4,150
Other current assets	785	435
Net property, plant and equipment	2,615	2,721
Goodwill	2,218	2,364
Other assets	1,800	2,059
Finance group assets	1,017	1,169
Total Assets	$14,264	$15,340

Liabilities and Shareholders’ Equity (a)
Short-term debt and current portion of long-term debt	$258	$14
Current liabilities	3,248	3,646
Other liabilities	1,932	2,006
Long-term debt	2,808	3,074
Finance group liabilities	826	953
Total Liabilities	9,072	9,693

Total Shareholders’ Equity	5,192	5,647
Total Liabilities and Shareholders’ Equity	$14,264	$15,340

(a)    At the beginning of 2018, we adopted the new revenue recognition accounting standard using a modified retrospective transition method applied to contracts that were not substantially complete at the end of 2017.  We recorded a $90 million adjustment to increase retained earnings to reflect the cumulative impact of adopting this standard at the beginning of 2018, primarily related to long-term contracts with the U.S. Government. Revenues associated with these contracts in 2018 are primarily recognized as costs are incurred, while revenues for 2017 were primarily recognized as units were delivered.  The comparative information has not been restated and is reported under the accounting standards in effect for those periods.

TEXTRON INC.

MANUFACTURING GROUP

Condensed Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 29,	December 30,	December 29,	December 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Income (loss) from continuing operations	$239	$(152)	$1,198	$247
Depreciation and amortization	113	113	429	435
Gain on business disposition	—	—	(444)	—
Changes in working capital (a)	1	364	(203)	96
Changes in other assets and liabilities and non-cash items (a)	40	278	97	152
Dividends received from TFC	—	—	50	—
Net cash from operating activities of continuing operations (a)	393	603	1,127	930
Cash flows from investing activities:
Net proceeds from business disposition	—	—	807	—
Capital expenditures	(136)	(147)	(369)	(423)
Net proceeds from corporate-owned life insurance policies (a)	12	(3)	110	17
Proceeds from the sale of property, plant and equipment	2	1	14	7
Net cash used in acquisitions	(20)	(1)	(23)	(331)
Other investing activities, net	—	1	—	2
Net cash from investing activities (a)	(142)	(149)	539	(728)
Cash flows from financing activities:
Proceeds from long-term debt	—	347	—	992
Principal payments on long-term debt	(1)	(701)	(5)	(704)
Purchases of Textron common stock	(400)	(131)	(1,783)	(582)
Other financing activities, net	(3)	5	50	28
Net cash from financing activities	(404)	(480)	(1,738)	(266)
Total cash flows from continuing operations	(153)	(26)	(72)	(64)
Total cash flows from discontinued operations	(1)	(3)	(2)	(27)
Effect of exchange rate changes on cash and equivalents	(9)	4	(18)	33
Net change in cash and equivalents	(163)	(25)	(92)	(58)
Cash and equivalents at beginning of period	1,150	1,104	1,079	1,137
Cash and equivalents at end of period	$987	$1,079	$987	$1,079

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliation:

Net cash from operating activities of continuing operations - GAAP (a)	$393	$603	$1,127	$930
Less: Capital expenditures	(136)	(147)	(369)	(423)
Dividends received from TFC	—	—	(50)	—
Plus: Total pension contributions	15	20	52	358
Taxes paid on gain on business disposition	10	—	10	—
Proceeds from the sale of property, plant and equipment	2	1	14	7
Manufacturing cash flow before pension contributions - Non-GAAP (a) (b)	$284	$477	$784	$872

(a)         For the three and twelve months ended December 30, 2017, $(3) million and $17 million, respectively, of net proceeds from the settlement of corporate-owned life insurance policies were reclassified from operating activities to investing activities as a result of the adoption of a new accounting standard at the beginning of 2018.

(b)         Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.

Condensed Consolidated Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 29,	December 30,	December 29,	December 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Income (loss) from continuing operations	$246	$(106)	$1,222	$306
Depreciation and amortization	115	115	437	447
Gain on business disposition	—	—	(444)	—
Changes in working capital (a)	12	352	(202)	107
Changes in other assets and liabilities and non-cash items (a)	39	237	96	103
Net cash from operating activities of continuing operations (a)	412	598	1,109	963
Cash flows from investing activities:
Net proceeds from business disposition	—	—	807	—
Capital expenditures	(136)	(147)	(369)	(423)
Net proceeds from corporate-owned life insurance policies (a)	12	(3)	110	17
Finance receivables repaid	2	5	27	32
Net cash used in acquisitions	(20)	(1)	(23)	(331)
Other investing activities, net	28	12	68	60
Net cash from investing activities (a)	(114)	(134)	620	(645)
Cash flows from financing activities:
Proceeds from long-term debt	—	354	—	1,036
Principal payments on long-term debt and nonrecourse debt	(71)	(725)	(131)	(841)
Purchases of Textron common stock	(400)	(131)	(1,783)	(582)
Other financing activities, net	(3)	5	50	27
Net cash from financing activities	(474)	(497)	(1,864)	(360)
Total cash flows from continuing operations	(176)	(33)	(135)	(42)
Total cash flows from discontinued operations	(1)	(3)	(2)	(27)
Effect of exchange rate changes on cash and equivalents	(9)	4	(18)	33
Net change in cash and equivalents	(186)	(32)	(155)	(36)
Cash and equivalents at beginning of period	1,293	1,294	1,262	1,298
Cash and equivalents at end of period	$1,107	$1,262	$1,107	$1,262

(a)         For the three and twelve months ended December 30, 2017, $(3) million and $17 million, respectively, of net proceeds from the settlement of corporate-owned life insurance policies were reclassified from operating activities to investing activities as a result of the adoption of a new accounting standard at the beginning of 2018.

TEXTRON INC.

Non-GAAP Financial Measures

(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures.  Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in the entirety and not to rely on any single financial measure.  We utilize the following definitions for the non-GAAP financial measures included in this release:

Adjusted income from continuing operations and adjusted diluted earnings per share

Adjusted income from continuing operations and adjusted diluted earnings per share both exclude Gain on business disposition, net of taxes, Special charges, net of taxes, and the income tax expense (benefit) resulting from the Tax Cuts and Jobs Act (the “Tax Act”). The Gain on business disposition is not considered indicative of ongoing operations as it is a significant one-time transaction.  We consider items recorded in Special charges such as enterprise-wide restructuring and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations. In addition, the impact from the Tax Act is not considered to be indicative of ongoing operations since it represents a one-time adjustment related to a significant tax reform of a non-recurring nature.

Manufacturing cash flow before pension contributions

Manufacturing cash flow before pension contributions adjusts net cash from operating activities of continuing operations (GAAP) for the following:

•      Deducts capital expenditures and includes proceeds from the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;

•      Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;

•      Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.

•      For the 2018 periods presented, Manufacturing cash flow before pension contributions excludes taxes paid related to the gain realized on the Tools and Test business disposition. We have made this adjustment to the non-GAAP measure because we believe this use of cash is not representative of cash used by our manufacturing operations.

While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

Income (loss) from Continuing Operations and Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Twelve Months Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Income (loss) from continuing operations - GAAP	$246	$(106)	$1,222	$306
Gain on business disposition, net of income tax expense (benefit) of $(9) million and $25 million, respectively	(9)	—	(419)	—
Special charges, net of income taxes of $17 million, $18 million, $17 million and $44 million, respectively	56	37	56	86
Income tax expense (benefit) resulting from the Tax Cuts and Jobs Act	(14)	266	(14)	266
Adjusted income from continuing operations - Non-GAAP	$279	$197	$845	$658

Earnings per share:
Income (loss) from continuing operations - GAAP	$1.02	$(0.40)	$4.83	$1.14
Gain on business disposition, net of taxes	(0.04)	—	(1.65)	—
Special charges, net of income taxes	0.23	0.14	0.22	0.32
Income tax expense (benefit) resulting from the Tax Cuts and Jobs Act	(0.06)	1.00	(0.06)	0.99
Adjusted income from continuing operations - Non-GAAP	$1.15	$0.74	$3.34	$2.45

Manufacturing Cash Flow Before Pension Contributions GAAP to Non-GAAP Reconciliation and 2019 Outlook:

		Three Months Ended		Twelve Months Ended
		December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Net cash from operating activities of continuing operations - GAAP		$393	$603	$1,127	$930
Less:	Capital expenditures	(136)	(147)	(369)	(423)
	Dividends received from TFC	—	—	(50)	—
Plus:	Total pension contributions	15	20	52	358
	Taxes paid on gain on business disposition	10	—	10	—
	Proceeds from the sale of property, plant and equipment	2	1	14	7
Manufacturing cash flow before pension contributions - Non-GAAP		$284	$477	$784	$872

		2019 Outlook
Net cash from operating activities of continuing operations - GAAP		$ 1,020	-	$ 1,120
Less:	Capital expenditures		(380)
Plus:	Total pension contributions		50
	Taxes paid on gain on business disposition		10
Manufacturing cash flow before pension contributions - Non-GAAP		$ 700	-	$ 800